Exhibit 10.2

AMENDMENT

TO THE

SEVERANCE AGREEMENT

DATED OCTOBER 18, 2011

BETWEEN

NEIL A. SCHRIMSHER AND APPLIED INDUSTRIAL TECHNOLOGIES, INC.

Pursuant to the provisions of Section 8 of the Severance Agreement dated October 18, 2011 (the “Agreement”), between Neil A. Schrimsher (the “Executive”) and Applied Industrial Technologies, Inc. (the “Company”), Section 3(b) is hereby amended by the addition of subparagraph (iii) at the end thereof to provide as follows:

(iii) Notwithstanding the foregoing, in the event that any portion of your severance benefit is not excluded from the definition of deferred compensation under Section 409A, such portion of your severance benefit shall begin to be paid in the later of the taxable year in which it would otherwise be payable under this Agreement or the taxable year required under Internal Revenue Service Notice 2010-80 (or subsequently issued guidance) regarding operational compliance with Section 409A.

Except as set forth above, the Agreement is confirmed and ratified in all respects.

Executed this 23 day of October, 2012.

EXECUTIVE	APPLIED INDUSTRIAL TECHNOLOGIES, INC.

/s/ Neil A. Schrimser	By:	/s/ Fred D. Bauer
Neil A. Schrimsher	Title:	Secretary